UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 17, 2005

MAPINFO CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-23078	06-1166630
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

ONE GLOBAL VIEW, TROY, NEW YORK 12180
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (518) 285-6000

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Contract

On February 17, 2005, the shareholders of MapInfo Corporation (the "Company") approved an amendment to the 1993 Employee Stock Purchase Plan (the "ESPP"). The amendment to the ESPP increased the number of shares of common stock of the Company available for purchase by employees under the ESPP from 2,212,500 to 2,512,500, subject to proportionate adjustment for certain changes in the Company's capitalization, such as a stock split.

In addition, on February 17, 2005, the shareholders of the Company also approved the adoption of the Company's 2005 Stock Incentive Plan (the "2005 Plan"). Under the 2005 Plan, up to 400,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to stock options, restricted stock awards, stock appreciation rights and/or other stock-based awards granted under the 2005 Plan. In addition, upon approval of the 2005 Plan, the Company's 2002 Stock Incentive Plan and the 1993 Stock Incentive Plan (together, the "Former Plans") were terminated and the shares that would have remained available for future issuance under the Former Plans, as of the date the adoption of the 2005 Plan, are available for issuance under the 2005 Plan. Including the shares available under the Former Plans, the total number of shares that may be available for issuance under the 2005 Plan shall not exceed 2,100,000 shares.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAPINFO CORPORATION

Date: February 18, 2005	By: /s/ K. Wayne McDougall K. Wayne McDougall Vice President and Chief Financial Officer (principal financial and accounting officer)